UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)
(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Accounting Officer

On March 3, 2015, Summit Hotel Properties, Inc. (the “Company”) entered into an employment agreement, effective as of January 1, 2015, with Mr. Paul Ruiz, the Company’s Vice President and Chief Accounting Officer.  The following is a summary of the material terms of Mr. Ruiz’s employment agreement.

The employment agreement has an initial term expiring May 27, 2016 and provides for automatic one-year extensions thereafter, unless either party provides at least 30 days’ notice of non-renewal.  The employment agreement requires Mr. Ruiz to devote substantially all of his business time to the Company’s affairs.

The employment agreement provides for:

●	an annual base salary of $260,000, which is subject to increases on an annual basis at the discretion of the Compensation Committee;

●
eligibility to earn an annual cash bonus based on the satisfaction of performance goals and other requirements established by the Compensation Committee, which state the amount that will be earned on account of achieving a “target” level of performance (as established by the Compensation Committee) will not be less than 55% of Mr. Ruiz’s then-current base salary;

●	participation in the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), as well as other incentive, savings and retirement plans applicable generally to the Company’s senior executives; and

●	participation in Company benefit plans, in which other executive level employees are eligible to participate.

The employment agreement provides that, in the event Mr. Ruiz’s employment with the Company ends on account of a “termination without cause” or a “voluntary termination for good reason” (each as defined in the employment agreement), Mr. Ruiz will be entitled, subject to his execution and non-revocation of a general release of claims, to the following severance payments and benefits:

●
all outstanding options, shares of restricted stock and other equity awards will be vested and exercisable as of the termination date, and all outstanding options, stock appreciation rights and similar equity awards will remain exercisable until their stated expiration date as if his employment had not terminated;

●
Mr. Ruiz will be paid an amount equal to the product of (i) his severance multiple (either one and one-half times or two times as discussed below), multiplied by (ii) the sum of his then-current base salary and the amount of his then-target annual bonus;

●	Mr. Ruiz will be paid a pro-rated bonus for the then-current fiscal year based on the annual bonus he earned for the fiscal year ended prior to his termination; and

●	Mr. Ruiz will be reimbursed for premiums he pays for COBRA coverage for him and his eligible dependents for twelve months following termination.

The severance multiple is one and one-half times if Mr. Ruiz’s employment ends on account of a termination without cause and a change in control does not occur within 90 days after the date of termination.   The severance multiple is two times if Mr. Ruiz’s employment ends on account of a termination without cause or a voluntary termination for good reason after a change in control or if his employment ends on account of a termination without cause within 90 days before a change in control.

The employment agreement does not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code.  Instead, the employment agreement provides that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability.  The parachute payments will not be reduced, however, if Mr. Ruiz will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by Mr. Ruiz).

The employment agreement also provides that in the event Mr. Ruiz’s employment is terminated for any reason, including a termination by us with or without cause, by Mr. Ruiz for good reason or upon Mr. Ruiz’s death or disability, Mr. Ruiz is entitled to receive a standard termination benefit, which consists of Mr. Ruiz’s earned but unpaid compensation up to the termination date and any benefits due under the terms of the Company’s employee benefit plans.

The employment agreement also contains standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

Pursuant to the terms of the employment agreement, Mr. Ruiz has acknowledged and agreed that any incentive compensation, whether payable in cash or equity (but excluding amounts that vest or become payable solely on account of continued employment or service) that is payable under the employment agreement or under any other agreement or any plan or arrangement is subject to recoupment or repayment if such action is required under applicable law or the terms of any “clawback” policy that the Company adopts in the future, provided such policy is in effect on the date such incentive compensation or benefit was paid.

2015 Executive Compensation Program

On March 3, 2015, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved the elements of the 2015 executive compensation program for the following executive officers of the Company:

●	Daniel P. Hansen, President and Chief Executive Officer;

●	Greg A. Dowell, Executive Vice President, Chief Financial Officer and Treasurer;

●	Craig J. Aniszewski, Executive Vice President and Chief Operating Officer;

●	Christopher R. Eng, Senior Vice President, General Counsel, Chief Risk Officer and Secretary; and

●	Paul Ruiz, Vice President and Chief Accounting Officer.

The key elements of the 2015 executive compensation program are summarized below.

For the development of the 2015 executive compensation program, the Compensation Committee retained FTI Consulting, Inc. (“FTI”).  FTI provided the Compensation Committee with advisory services only with respect to executive compensation, and worked with management only at the request and under the direction of the Compensation Committee.  FTI reviewed the compensation components for the prior year’s program and advised the Compensation Committee on the appropriateness of those components. The Compensation Committee’s approval of the 2015 executive compensation program was based on various factors, including, among others, recommendations made by FTI.

2015 Annual Base Salaries

For 2015, the base salaries to be paid to the Company’s executive officers are as follows:

●	Mr. Hansen will be paid $575,000 (an increase of approximately 27.8% compared to the prior year);
●	Mr. Dowell will be paid $360,000 (an increase of approximately 2.9% compared to the prior year);
●	Mr. Aniszewski will be paid $375,000 (an increase of approximately 7.1% compared to the prior year);
●	Mr. Eng will be paid $260,000 (an increase of 4.0% compared to the prior year); and
●	Mr. Ruiz will be paid $260,000 (an increase of approximately 15.6% compared to the prior year).

2015 Incentive Awards

The Compensation Committee approved incentive awards that provide the executive officers, except Mr. Ruiz, an opportunity to earn additional cash compensation based on the achievement of company-specific performance goals and, at the Compensation Committee’s discretion, each executive officer’s individual performance and contribution to the Company in 2015.  As more fully described below, incentive awards that are earned will be settled in cash on or before March 15, 2016.  On March 3, 2015, the Company entered into incentive award agreements with each of the executive officers setting forth the terms and conditions of the incentive awards.

Under the incentive award agreements, the executives will be entitled to cash payments based on the extent to which company-specific performance goals have been achieved.  In the first quarter of 2016, the Compensation Committee will evaluate whether the company-specific performance goals have been achieved and the awards have been earned at the threshold, target or maximum level.  For 2015, the company-specific performance goals established by the Compensation Committee relate to:

●	budgeted amounts of AFFO per share (the “AFFO Component”);

●	budgeted amounts of same store RevPAR growth (the “RevPar Component”); and

●	hotel acquisitions completed by the Company (the “Acquisitions Component”).

For purposes of the AFFO Component, AFFO per share will be calculated as the Company’s net income or loss as set forth in its audited consolidated financial statements for the year ending December 31, 2015, excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of deferred financing costs and amortization of franchise royalty fees), as further adjusted to exclude hotel transaction and pursuit costs and such other items, including nonrecurring expenses, as the Compensation Committee determines is appropriate and consistent with the purpose and intent of the incentive awards.  For purposes of the RevPAR Component, same store RevPAR growth will be calculated as a year over year comparison of RevPAR growth for the Company’s hotels owned for the entire year ended December 31, 2014 and the entire year ending December 31, 2015, excluding assets held for sale.  For purposes of the Acquisitions Component, the performance goals have been established with respect to the total combined gross purchase price of hotels acquired by the Company in 2015.

If any transactions occur, the impact the transactions on actual 2015 AFFO per share will be evaluated by the Compensation Committee, and in the Compensation Committee’s discretion, an appropriate adjustment may be made to the threshold, target and maximum levels of budgeted AFFO per share to give effect to the impact of those transactions.

No amount will be paid under the AFFO Component, the RevPAR Component or the Acquisitions Component if the threshold level of performance is not achieved. No additional amounts will be paid under the AFFO Component, the RevPAR Component or the Acquisitions Component if actual performance exceeds the maximum level of performance established by the Compensation Committee.

The following table sets forth the potential payout under the AFFO Component that each executive may earn at the threshold, target and maximum level of performance:

	Threshold		Target		Maximum
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout
Daniel P. Hansen	60%	$345,000	90%	$517,000	120%	$690,000
Greg A. Dowell	30%	$108,000	45%	$162,000	60%	$216,000
Craig J. Aniszewski	30%	$112,500	45%	$168,750	60%	$225,000
Christopher R. Eng	21%	$54,600	33%	$85,800	45%	$117,000

The following table sets forth the potential payout under the RevPAR component that each executive may earn at the threshold, target and maximum level of performance:

	Threshold		Target		Maximum
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout
Daniel P. Hansen	30%	$172,500	45%	$258,750	60%	$345,000
Greg A. Dowell	15%	$54,000	22.5%	$81,000	30%	$108,000
Craig J. Aniszewski	15%	$56,250	22.5%	$84,375	30%	$112,500
Christopher R. Eng	10.5%	$27,300	16.5%	$42,900	22.5%	$58,500

The following table sets forth the potential payout under the Acquisitions Component that each executive may earn at the threshold, target and maximum level of performance:

	Threshold		Target		Maximum
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout
Daniel P. Hansen	10%	$57,500	15%	$86,250	20%	$115,000
Greg A. Dowell	5%	$18,000	7.5%	$27,000	10%	$36,000
Craig J. Aniszewski	5%	$18,750	7.5%	$28,125	10%	$37,500
Christopher R. Eng	3.5%	$9,100	5.5%	$14,300	7.5%	$19,500

In addition, the Compensation Committee has determined that each executive officer, except Mr. Ruiz, will have the opportunity to earn a cash payment based on the executive’s individual performance during 2015, with the maximum amount of the cash payment that may be earned equal to 25% of each executive’s combined maximum incentive award under the AFFO Component, the RevPAR Component and the Acquisitions Component as indicated in the tables above (the “Individual Performance Component”).  The amount, if any, earned under the Individual Performance Component will be determined by the Compensation Committee, in its sole discretion, based on the Compensation Committee’s evaluation and assessment of the individual’s contributions to the Company during 2015. The maximum potential payout under the Individual Performance Component for each executive officer is as follows: Mr. Hansen, $287,500; Mr. Dowell, $90,000; Mr. Aniszewski, $93,750; and Mr. Eng, $48,750.

In determining whether the Individual Performance Component has been earned, the Compensation Committee will not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Compensation Committee considers to be value-added quantitative and qualitative goals in furtherance of the Company’s compensation principles.  No executive officer is guaranteed an award under the Individual Performance Component and, if performance is unsatisfactory, no amounts will be paid under the Individual Performance Component.

Except as discussed below, in order to receive payment under the AFFO Component, the RevPAR Component, the Acquisitions Component or the Individual Performance Component, an executive officer must be employed by the Company on the date payment is made.  The executive officers will be entitled to receive (i) the pro rata amount of the AFFO Component, the RevPAR Component and the Acquisitions Component, if any, and (ii) the amount, if any, of the Individual Performance Component the Compensation Committee may determine is earned if the executive’s employment with the Company terminates or is terminated before December 31, 2015 on account of death or disability or on account of a termination without cause or a voluntary termination for good reason.

In addition, no payment will be made under any component of the incentive award until the Compensation Committee determines the amount that has been earned.  Any amount determined by the Compensation Committee to be payable under the incentive award will be paid as soon as practicable after the Compensation Committee’s determination of the amount to be paid.  The Compensation Committee will make the determination, and the payment, if any, will be made, on or before March 15, 2016.  Any amount payable under the incentive awards will be paid in a single cash payment, which will be reduced by applicable income and employment tax withholdings.

2015 Equity Incentives: Time-Based Stock Awards

The Compensation Committee approved time-based stock awards under the Company’s 2011 Plan as follows:

	Fixed Dollar Amount of Time-Based Stock Award	Number of Shares of Common Stock Issued
Daniel P. Hansen	$800,000	59,568
Greg A. Dowell	$250,000	18,615
Craig J. Aniszewski	$275,000	20,477
Christopher R. Eng	$65,000	4,840
Paul Ruiz	$500,000	37,230

The time-based shares were issued on March 3, 2015.  The number of time-based shares issued was determined by dividing the fixed dollar amount of each time-based stock award approved by the Compensation Committee by the volume weighted average price per share for the ten trading days preceding March 3, 2015, or $13.43 (the “VWAP”).  The Company has entered into stock award agreements with the executive officers, effective as March 3, 2015, setting forth the terms and conditions of the time-based stock awards.  The stock award agreements for Messrs. Hansen, Dowell, Aniszewski and Eng provide for vesting over a three-year period as follows: 25% of shares will vest on March 9, 2016; 25% of the shares will vest on March 9, 2017; and 50% of the shares will vest on March 9, 2018.  The stock award agreement for Mr. Ruiz provides for cliff vesting of all shares on March 9, 2018.

Except as described below, no time-based shares will vest unless the executive remains in the continuous employ of the Company from the date of grant until the applicable vesting date.  However, all of the time-based shares (if not sooner vested) will vest on a “control change date” (as defined in the 2011 Plan) if the executive remains in the continuous employ of the Company from the date of grant until the control change date.  In addition, all of the time-based shares (if not sooner vested), will vest on the date that the executive’s employment with the Company ends on account of the executive’s death or disability or if the executive’s employment is terminated without cause or if the executive resigns for good reason.

Any time-based shares that have not vested as described above may not be transferred and will be forfeited on the date the executive’s employment with the Company terminates.  On and after the date of grant and prior to forfeiture of any time-based shares, the executive will have the right to vote the time-based shares and to receive, free of all restrictions, all dividends declared and paid on the Company’s common stock, whether or not vested.

2015 Equity Incentives: Performance-Based Stock Awards

The Compensation Committee approved performance-based stock awards under the Company’s 2011 Plan as follows:

●	Mr. Hansen, 89,352 shares of common stock;

●	Mr. Dowell, 27,923 shares of common stock;

●	Mr. Aniszewski, 39,784 shares of common stock; and

●	Mr. Eng, 7,466 shares of common stock.

The performance-based shares were issued at the target level of performance, as discussed below, on March 3, 2015.  The number of performance-based shares issued on March 3, 2015 was determined by dividing the fixed dollar amount of the performance-based stock award at the target level of performance by the VWAP, or $13.43.  The Company has entered into stock award agreements with the above-named executive officers, effective as of March 3, 2015, setting forth the terms and conditions of the performance-based stock awards.

Pursuant to the stock award agreements, the performance-based shares will be earned based on the Company’s relative total stockholder return (“TSR”) at various peer group percentiles, which range from the 30th percentile for threshold performance, the 55th percentile for target performance and the 80th percentile for maximum performance.  Additional shares may be earned by the executive officers if performance exceeds the target level.  The performance-based shares (and any additional shares) will be earned over a three-year performance period that commenced on January 1, 2015 and will end on December 31, 2017 (the “Performance Period”).  In addition, a portion of the performance-based shares will be earned based on the Company’s absolute TSR as discussed below.  The peer group selected by the Compensation Committee consists of the constituent companies of the SNL US Hotel REIT Index for the entire Performance Period. If earned, the performance-based shares issued on March 3, 2015 will vest on January 1, 2018 and any additional shares will be issued on January 1, 2018 and will be fully vested as of the date of issuance.

The performance-based shares issued on March 3, 2015 will be earned as follows:

●
for performance at the threshold level, 25% of the performance-based shares issued on March 3, 2015 will be earned and will vest on January 1, 2018 if the Company’s TSR for the cumulative Performance Period equals the 30th percentile of the peer group; and

●
for performance at the target level, 100% of the performance-based shares issued on March 3, 2015 will be earned and will vest on January 1, 2018 if the Company’s TSR for the cumulative Performance Period equals the 55th percentile of the peer group.

The executives may earn additional shares if the Company’s relative TSR exceeds the target level.  If the Company’s TSR for the cumulative Performance Period exceeds the 55th percentile of the peer group, the Company will issue additional shares to the executive officers on January 1, 2018 and those shares will be fully vested as of the date of issuance.  Except as described in the immediately preceding sentence, no additional shares will be issued to the executives for performance that exceeds the maximum level of performance (if the Company’s TSR for the cumulative Performance Period exceeds the 80th percentile of the peer group).  Accordingly, the maximum number of additional shares that each executive may earn for performance that exceeds the target level is as follows:  Mr. Hansen, 89,352 additional shares; Mr. Dowell, 27,923 additional shares; Mr. Aniszewski, 39,784 additional shares; and Mr. Eng, 7,466 additional shares.

Linear interpolation will be applied for performance between the threshold and target levels and for performance between the target and maximum levels.

In addition to earning the performance-based shares and any additional shares based on the Company’s TSR relative to the peer group, a portion of the performance-based shares will be earned based on the Company’s absolute TSR.  Accordingly, if the Company’s absolute TSR is equal to or greater than 8.5% per year (or 25.5% for the cumulative Performance Period), no less than 25% of the performance-based shares will be earned and will vest on January 1, 2018.

Except as described below, no performance-based shares will vest unless the executive remains in the continuous employ of the Company from the date of grant until January 1, 2018.  If a “change in control” (as defined in the 2011 Plan), occurs prior to the conclusion of the Performance Period, the performance-based shares, including any additional shares issuable for performance that exceeds the target level, will be earned based on the Company’s relative or absolute TSR performance up to the date of the change in control, and any shares so earned or issued (in the case of any additional shares) will be fully vested.  Under these circumstances, the executives will be entitled to receive any dividend equivalent payments to which they are entitled under the terms of the stock award agreements.

If an executive’s employment is terminated on account of death or disability, termination without cause or voluntary termination for good reason, the performance-based shares, including any additional shares issuable for performance that exceeds the target level, may be earned contingent upon the attainment of the relative or absolute TSR performance hurdles at the end of the Performance Period.  However, the number of performance-based shares, including any additional shares that may be issued for performance that exceeds the target level, earned by the executive and the amount of any dividend equivalent payments to which the executive is entitled pursuant to the terms of the stock award agreement will be reduced pro rata based on the amount of time the executive was employed by the Company during the Performance Period.

For purposes of the performance-based stock awards, the Company’s TSR will be calculated based on the ten-day volume weighted average price of the Company’s common stock ending on, and including, December 31, 2017, minus $12.44 (the closing sale price of the Company’s common stock on December 31, 2014), plus any dividends paid on the Company’s common stock during the Performance Period, all divided by $12.44.

Performance-based shares that have not been earned on or before January 1, 2018 in accordance with the terms of the stock award agreements will not vest or be issued (in the case of any additional shares issuable for performance that exceeds the target level) and such shares or the right to receive such shares (in the case of any additional shares issuable for performance that exceeds the target level) will be forfeited.

On and after the date of grant and prior to forfeiture of any of the performance-based shares, the executives will have the right to vote the shares that have been issued.  However, prior to vesting, any cash dividends on the performance-based shares that have not vested will be accumulated but will not be paid to the executives during the Performance Period.  Any accumulated and unpaid cash dividends on the performance-based shares will be paid to the executives on the date those shares vest in accordance with the terms of the stock award agreements. If any additional shares are issued for performance that exceeds the target level, the executives will receive a cash payment in the amount equal to the dividends that would have been paid on the additional shares if those shares had been issued on March 3, 2015.

2015 Director Compensation Program

On March 3, 2015, the Compensation Committee approved the elements of the 2015 compensation program for the Company’s non-employee directors.  The 2015 compensation program is consistent with the prior year’s compensation program, with one exception. The annual award of shares of common stock made to each non-employee director was increased from $70,000 to $100,000 (the number of shares to be awarded to each non-employee director will be determined by dividing $100,000 by the volume weighted-average price of the Company’s common stock for the ten trading days preceding the grant date).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Senior Vice President, General Counsel,
Date: March 9, 2015		Chief Risk Officer and Secretary